UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FRIENDFINDER NETWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	13-3750988
(State of Incorporation or Organization)	(I.R.S. Employee Identification No.)

6800 Broken Sound Parkway Suite 200 Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-166847

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.       Description of Registrant’s Securities to be Registered

A description of the common stock, $0.001 par value per share, of FriendFinder Networks Inc., a Nevada corporation (the "Registrant") to be registered hereunder is contained in the section entitled "Description of Capital Stock" in the prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-156414) which was initially filed with the Securities and Exchange Commission on December 23, 2008 (including any subsequent amendments thereto, the "Registration Statement"), and is incorporated herein by reference.  The description of the common stock included in any form of prospectus subsequently filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2.       Index to Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FRIENDFINDER NETWORKS INC.

By:

/s/ Marc H. Bell

Marc H. Bell

Chief Executive Officer

Dated:     April 29, 2011